                                                                   EXHIBIT 10.15

PLEASE NOTE THAT WE HAVE REQUESTED CONFIDENTIAL TREATMENT FOR CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A [*] INDICATES THE PLACES IN THIS EXHIBIT WHERE MATERIAL HAS BEEN OMITTED.


    Sara Lee Foods                  Phone 513.936.2000
    10151 Carver Road
    Cincinnati, OH 45242-4719


    May 22, 2002


    Mr. Ethan Hokit
    Military Resale Group, Inc.
    2517 Durango Drive
    Colorado Springs, CO 80910


    Re:  MILITARY DISTRIBUTION AGREEMENT
         -------------------------------

    Dear Mr. Hokit:

    This letter will serve as your company's distribution agreement with us. If it is acceptable, please sign arid date it where indicated below and return it to me. The extra copy is for your records.

         1. DESIGNATION AS DISTRIBUTOR. Your company is hereby designated. subject to the following terms and conditions, as our exclusive non-distributor to solicit orders for and distribute our products under the labels set forth in Exhibit A. attached hereto and made a part hereof (the "Products") solely to the military commissaries set forth in Exhibit A. (the "Customers"). Modifications to the list of Products and Customers may be made from time to time as mutually agreed upon by both of us.

         2. ACCEPTANCE; GENERAL RESPONSIBILITIES AND DUTIES. Your company any hereby accepts such designation and further represents and warrants to as that it is experienced in the military commissary distribution business, that it possesses and will continue to possess during the term hereof the requisite knowledge, facilities and staff to enable it to comply with such guidelines and to fulfill all its obligations hereunder, and that the performance of its obligations hereunder win not require it to incur any additional capital expenditures. Your company covenants and agrees that at all times daring the tern, or thin agreement, it will (i) maintain, at its expense, all licenses.

permits, insurance and consents required to conduct its business and to carry out its obligations hereunder, (ii) comply with all of our policies and procedures made known to it in writing from time to time and to not make any guaranties or warranties with respect to the Products other than those prescribed by u.s. (iii) keep us informed of any change in its management or ownership, and (iv) conduct its business in its own name, in an ethical manner, in full compliance with all applicable foreign and United States laws, rules, ordinances, regulations and orders. including the federal Trade Commission's guidelines, the Packers and Stockyards Act and the laws regulating merchandising and sale of good in bulk. It is further understood and agreed that your company will at all times during the term of this agreement maintain an inventory of Products adequate to permit the prompt filling of all orders for Products from the Customers that may be reasonably anticipated and that all in vestments made by your company in the performance of its obligations hereunder will be made at its own risk and not in reliance upon the expectation of continuation of this agreement.

         3. TERM. Your company's designation as our exclusive distributor of the Products to the Customers will be for a period of one (1) year. commencing June 10, 2002 and ending June 28, 2003 (the "Initial Term"). and thereafter wilt be renewed for consecutive one (1) year periods (each such 1 year period being referred to herein as a "Renewal Period"), unless earlier terminated pursuant hereto.

         4. ORDERS. Unless otherwise approved by us, we will not accept an order from your company that is less than 2500 pounds (based on cube adjusted weight -
CAW). All orders must be forwarded to us in writing, by facsimile, electronic data interchange. or be placed orally, followed by written confirmation if requested by us, addressed as follows,

                                       Sara Lee Foods - U.S..
                                       10151 Carver Road
                                       Cincinnati, OH 45242
                                       Attn.:  Treavor Smith
                                       Telephone No. 513-936-2439
                                       Facsimile No. 866-891-0627

and will be subject to our normal credit approval process. We reserve the right to reject any order for any reason or for no reason, and will use our best efforts to fill orders which we accept. However, we will not be responsible for any order that is not filled due to a strike, labor dispute. accident, act of God, scarcity of raw materials or other causes beyond our control which interferes with our ability to produce and supply the Products. In such event, we reserve the right to (i) postpone the delivery date(s) of your company's orders, (ii) allocate available quantities of the Products as we, in our sole discretion, believe reasonable under the circumstances amongst our customers, including your company. or (iii) cancel your company's orders of the Products, in whole or in part, all without any obligation or liability to your company or its Customers. We also reserve the right, at any time or times, to suspend performance of any order or require payment in cash, security or other adequate assurance satisfactory to us when, in our sole opinion, your company's financial condition or other grounds for insecurity warrant such action.

         5. SALES TERMS. All orders placed by your company will be subject to the prices and other terms and conditions of sale, including any allowances, in effect on the date they are accepted by us. The prices charged by us for the

Products and our terms and conditions of sale may be changed by us at any time on written notice to your company, and may vary as to Product sold and Customer. The prices charged by us for the Products will include all applicable United States sales taxes. Our warranty and indemnification obligation with respect to the Products is set forth at Exhibit B attached hereto and made a part hereof. This agreement, including the exhibits hereto, is the sole and exclusive statement of our understanding with respect to your company's designation as our exclusive distributor of the Products to the Customers notwithstanding any terms and conditions that may be contained in any purchase order or other document received from your company. No additional terms and conditions proposed by your company, either orally or in writing. will become a part of this agreement unless they are expressly agreed to in writing by us.

         6. PAYMENT TERMS. Your company's payments for Product purchases will be due within [*] days ([*]) after the date we deliver the Product to you as evidenced by the date which appears on the delivery receipt signed by your company and should be remitted to us at the address set forth in our invoice. All invoices not paid by their due date may be assessed a late payment service charge of eighteen percent (18%) per annum or the maximum allowed by applicable law, whichever is lower. In the event a suit for the collection of past due invoices is instituted by us, we will be entitled to recover any reasonable attorneys fees, disbursements and court costs we incur with respect thereto from your company.

         7. SHIPPING TERMS. All Products produced and supplied by us to your company will be shipped F.O.B. - your dock. Risk of loss or damage to the Products while in transit from us to your company will be borne by us. Each shipment will be accompanied by a delivery receipt and the count and/or weight reflected on such receipt will be conclusive unless we are notified in writing within forty-eight (48) hours following delivery of a discrepancy.

         8. CUSTOMER ORDERS, DRAYAGE SERVICES AND FEES. Upon your company's receipt of an order for the Products from a Customer or an authorized representative thereof, your company agrees to (i) promptly fill such order,
(ii) deliver the Product a covered thereby to the Customer within the time frame set forth, therein, time being of the essence for purposes thereof, (iii) obtain a signed copy of the delivery receipt accompanying each such delivery from the Customer acknowledging its receipt and acceptance of such Products, and (iv) provide us with a copy of such receipt(s) along with a statement showing your company's cost for the Products covered thereby and the Drayage Fee associated therewith (as such term is hereinafter defined). Upon our receipt of a statement and the supporting delivery receipt(s), we will issue an invoice to the Customer for the Products delivered and will be responsible for all costs of collection associated therewith. In consideration for the foregoing drayage services, we will reimburse your company, within, fifteen (15) days following our receipt of a statement and the supporting delivery receipt(s), for the cost of the Products delivered in connection with the orders filled by your company and pay your company the Drayage Fees associated therewith. For purposes hereof, the count and weight reflected on each delivery receipt will be conclusive unless a notation is made thereon by the Customer at the time of receipt or your company is notified by the Customer within forty-eight (48) hours following delivery of a discrepancy. Risk of loss or damage to the Products while in Iran sit from your company to a Customer will be borne by your company. For purposes hereof, the drayage fee payable to your company for the storage and delivery of the Products to the Customers will be equal to the rate(s) set forth on Exhibit C attached hereto and made a part hereof for each pound or ease of Product delivered by your company to the Customers (the "Drayage Fee"). It is recognized and understood that the Drayage Fee may be changed from time to time as mutually agreed upon by both of us, and may vary as to Product sold and Customer. The Drayage Fee paid on any products added to the list of Products set forth on Exhibit A hereto will be paid at a rate mutually agreed upon by both of us. Your company will not be reimbursed for the cost of any Products delivered to a Customer nor will any Drayage Fees be paid on any orders filled by your company pursuant here to involving a dispute as to payment until such time as the dispute has been resolved to our satisfaction, and in no event will your company be reimbursed for Products delivered to a Customer nor will Drayage Fees be paid with respect to any order, including any order involving a dispute as to payment, more than twelve (12) months after the date your company filled such order. If any Products (other than non-conforming or out-of-date Products) delivered to a Customer that are invoiced by us for which your company has been reimbursed or has been paid Drayage Fees are subsequently returned by a Customer to your company, the amount which your company was reimbursed for such Products together with the Drayage Fees associated therewith may be set-off by us against any amounts due your company hereunder. In the event a negative balance results from any such set-off, your company will be liable to us for the negative amount until it is fully paid, and will remit such negative amount to us within five
(5) days following its receipt of notice thereof from us.

         9. NON-CONFORMING PRODUCT. Your company agrees to inspect the Products upon receipt and to notify us in writing within seven (7) days following the date of receipt of any non-conforming Product. Any non-conforming Product may be returned to us, at your company's risk and expense, for full credit or refund, as the case may be, or may. at our option, be replaced with conforming Product within a reasonable period of time. Any non-conforming Product bearing our name and/or trademark may not be disposed of by your company (other than by destruction) without our prior written consent. The foregoing will be your company's sole and cite exclusive remedy for any non-conforming Product, and will be conditioned upon the proper storage, handling and inspection of the Product by your company.

         10. PRODUCT RECALL. In the event of any corrective action, withdrawal or recall with respect to the Products (collectively referred to herein as a "Recall"), your company agrees to assist and cooperate with us in all respects in connection therewith, including, but not limited to, assisting us in developing a strategy for such Recall and working with us and any applicable governmental agency in monitoring the Recall and in preparing and furnishing such reports, records or other information as may be necessary in connection therewith.

         11. TRADEMARKS. It is understood that our tradename and trademarks, and the label-s. logos and designs associated there-with, are owned by us, and that no grant of any license or right to use such name, marks, labels, logos, designs or any copyrights or other proprietary right or interest (collectively referred to hereinafter as the "Trademarks") is made to your company by virtue of this agreement. Your company hereby acknowledges the validity and ownership by us of the trademarks, and the goodwill associated therewith, and agrees that it will not contest or question the validity and ownership thereof. Your company further acknowledges that the acceptance and maintenance of our tradename by our customers is of paramount importance to us, and accordingly, agrees to immediately inform us of any unauthorized use of the Trademarks of which it becomes aware and to not take any action or permit any action to be taken that will impair our rights in and to the Trademarks or the goodwill associated therewith. Upon the expiration or termination of this agreement for any reason. your company will immediately discontinue its use of the trademarks as authorized pursuant hereto.

         12. CONFIDENTIAL INFORMATION. During the term of this agreement, your company will receive, have access to or learn of documents records and information that is of a confidential and proprietary nature to us, including, but not limited to, our customers, marketing and promotional plans, product formulas, pricing and general policies and procedures, all of which would not be available to it were it not for the relationship created by this agreement. Your company hereby acknowledges and agrees that such information is not generally known to the trade, is of a confidential and proprietary nature, and to preserve our goodwill must be kept confidential and used only in carrying out its obligations hereunder and that it will not he disclosed or made available to any third party without our prior written consent. Upon our request at any time, and upon the expiration or termination of this agreement for any reason, your company, agrees to promptly return to us all such information, and any copies or reproductions thereof and to make no further use of it. Any of the information which becomes known to the public through no fault of your company, is disclosed to your company without our consent by a third party who does not have an obligation to keep it confidential, or which your company has knowledge of prior to our disclosure as evidenced by dated and written material lawfully in your company's possession will not he considered confidential for purposes of this agreement.

         13. INDEMNIFICATION. Your company will indemnify, defend and hold us, our share holders directors, officers, employees, agents and representatives, and each of them, harmless from and against any and all claims, demands, damages, liabilities, losses, actions, suits, fines, penalties, costs and expenses, including, but not limited to. reasonable attorneys' fees and disbursements (collectively referred to hereinafter as "Damages"), whether known or unknown. foreseen or unforeseen, actual or contingent, direct or indirect, or consequential, incurred by us or such persons, which arise out of or are otherwise attributable to (i) a breach by your company of any of its promises, covenants, agreements, representations, warren and obligations contained herein,
(ii) any act or failure to act by your company. or employees, age representatives, distributors or other persons acting on your company a behalf, whether or not related to your company, in the performance of your company's obligations under this agreement, including. but not limited to, any actions which your company or such persons take that are not properly authorized by us pursuant hereto, or (iii) the use and consumption of the Products by the Customers or any other person. including any illness, injury or death resulting therefrom, unless the liability for such Damages is caused by our sole negligence or the sole negligence of our employees, agents or representatives, including, but not limited to, the improper production, handling, storage or distribution of the Products.

         14. INSURANCE. Your company agrees to maintain, at its expense, at all times during the term of this agreement commercial general liability insurance coverage, including products and contractual liability insurance with limited form vend ors coverage, with limits of at least $5,000,000 combined single limit, and will provide us, prior to the commencement of this agreement, with a certificate of insurance from a financially sound insurance company acceptable to us evidencing such coverage, which names tins an additional insured under your company's policy or policies and provides for at least sixty (60) days prior written notice to us of any cancellation or material modification of such policy or policies.

         15. EARLY TERMINATION. This agreement may be terminated by us. for any reason or for no reason, on thirty (30) days prior written notice. In addition, this agreement may be immediately terminated. at our option, in the event that:
(i) your company fails to fulfill any of its payment obligations under this agreement and such failure is not cured within ten (10) days following your receipt of written notice from us of such failure, (ii) your company fails to fulfill any of its other obligations under this agreement and such failure is not cured within thirty (30) days following your receipt of written notice from us of such failure, (iii) your company ceases or suspends its business operations or voluntarily abandons the distributor relationship established by this agreement, (iv) your company becomes or is declared insolvent, makes an assignment or other arrangement for the benefit of creditors, consents to the appointment of a receiver, trustee or liquidator of any or all of its assets, is adjudicated bankrupt or seeks relief under any applicable bankruptcy law or statute. (v) your company is convicted of a criminal or civil offense directly related to its business, or (vi) your company takes any action or permits any action to be taken which materially impairs our rights in and to the Trademarks or the goodwill associated therewith.

         16. EFFECT OF TERMINATION. Upon termination of this agreement for any reason, your company will remain liable for any amounts due and owing to us at such time for purchases of the Products and for any other amounts due and owing us at such time, and all continuing obligations hereunder will continue notwithstanding such termination. including, but not limited to, the indemnification and confidentiality obligations set forth in Sections 12 and 13 hereof. Except for any reimbursement for the cost of the Products delivered to a Customer and any Drayage Fees due your company hereunder, no remuneration will be paid your company on account of its termination under this agreement. In such event, any Product bearing trademarks may only be disposed of by your company, consistent with our past pricing practices hereunder, through such channels of distribution and such class of customers as are approved by us.

         17. AUDITS. Your company will at all times during the term of this agreement maintain full and accurate books and records in accordance with generally accepted accounting practices showing your company's purchases of the Products from us and the delivery thereof by your company to Customers pursuant hereto, and will furnish periodic reports with respect thereto in such form as may be reasonably specified by us. At our request. your company will afford us or our outside auditors a reasonable opportunity, no more often than once every three (3) months, during your company's normal business hours, on at least forty-eight (48) hours prior notice, to conduct an examination of such books and records and the inventory of Products relating to this agreement in order for us to satisfy ourselves as to your company compliance with the terms of this agreement.

         18. WAIVER OF CONSEQUENTIAL DAMAGES. In no event will we be liable to your company for any special, incidental or consequential damages resulting from or relating to Products produced and supplied by us to your company under this agreement, including, without limitation, any lost profits, business interruption or any claim or demand again at your company by any third party relating to any non-conforming Product, even if we have been advised of the possibility of such damages.

         19. FORCE MAJUERE. In the event a strike, labor dispute, accident, act of Cod, scarcity of raw materials or other cause beyond our control interferes with our ability to produce and supply the Products for a period of ninety (90) or more days, we reserve the right to terminate this agreement, without any obligation or liability to your company.

         20. INDEPENDENT CONTRACTOR. Your company will at all times during the term of this agreement be and remain an independent contractor of ours, solely responsible for the manner in, and the form by, which it performs this agreement. In no event will the relationship created by this agreement be construed as creating a joint venture or partnership between us and your company. Your company will at all times during the term of this agreement be responsible for its costs and expenses, and the withholding and payment of any applicable taxes. Your company will not have, and will not hold itself out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, or in the name of, or binding upon, us, our parent, if any, and any of our or our parent's subsidiaries or affiliates. Under no circumstances will any employees, agents, representatives, distributors or other persons acting on your company's behalf, whether or not related to your company, be considered to be acting on our brims 1 54 and we will not be liable or otherwise accountable for any obligations incurred by your company through or as a result of your company's appointment of, and/or dealings with, such employees, agents, representatives, distributors or other persons.

         21. NOTICES. Any notice, consent or other communication required or permitted to be given under this agreement must be in writing and must be delivered personally, or be sent by facsimile or overnight express courier with a confirmable means of delivery, or by certified mail, return receipt requested, postage prepaid, addressed in our case to:

                                      Sara Lee Foods-U.S.
                                      10151 Carver Road
                                      Cincinnati, OH 452-42
                                      Attn.: Director of Sales Operations
                                      Facsimile No. 513-936-2480

          and in your company's case to you at the address set forth above, or the following facsimile number:

         22. SEVERABILITY. If any provision of this agreement is held to be invalid, unenforceable or in conflict with any law governing the terms hereof in any respect, such provision will be carried out and enforced only to the extent to which it shall be valid, enforceable and not in conflict with such law, and any such invalidity, unenforceability or conflict will not affect any other provisions of this agreement.

         23. ASSIGNMENT. Your company hereby acknowledges that the duties and obligations to he performed by it hereunder are unique and personal.
Accordingly, no right or interest under this agreement may be assigned or transferred by your company without our prior written consent. Any attempt by your company to make any such disposition of this agreement or any of the rights granted hereunder without our prior written consent will be void and may be treated as grounds for termination of this agreement.

         24. BENEFIT. This agreement will be binding upon and will inure to the benefit of the parties hereto, their successors and permitted assigns. Nothing herein is intended to create any rights with respect to any party other than us and your company nor shall this agreement be construed as a third-party beneficiary contract.

         25. MODIFICATION: WAIVER. This agreement n-lay not be modified, or any provision hereof waived, without the prior written consent of an authorized officer or representative of both of us. No party's act, conduct or failure to act will constitute a waiver of any provision of this agreement.

         26. ENTIRE AGREEMENT. This letter, including the exhibits hereto, sets forth our entire understanding with respect to your company's designation as our exclusive distributor for those Products and Customers set forth in the exhibits hereto, and supercedes any prior understanding, whether written or oral, we may have had.

         27. GOVERNING LAW VENUE. Except as may otherwise be provided by law, this agreement will be governed by and construed in accordance with the laws and decisions of the State of Ohio, as applied to agreements entered into and fully performed within such state, We both agree and consent 10 the jurisdiction of the federal and state courts, as appropriate, sitting in Hamilton County, State of Ohio, for the adjudication of any disputes, controversies, claims or differences arising out of or in connection with this agreement, and further agree that any legal action relating thereto n-may not be brought unless such action is commenced within one (1) year after the date such dispute, controversy, claim or difference first arises.

         28. HEADINGS. The sections and other headings and captions contained in this agreement arc-- for reference purposes only and shall not affect the meaning or interpretation of this agreement. If any conflict exists between the headings and the contents of a provision, the contents shall prevail.

If you have any questions regarding any of the above terms, please give me a call. We look forward to working with you.

Sincerely,

Sara Lee Foods - U.S.

/s/ Ed Smith

C. Edwin Smith
Vice President -- Sales

Military Resale Group, Inc.

Accepted By:   /S/ ETHAN D. HOKIT
            ----------------------

Title:   PRESIDENT
         -------------------------
Date:    MAY 30TH, 2002
         -------------------------

                                                                Exhibit A


                         PRODUCTS, LABELS AND CUSTOMERS

LABELS                                 PRODUCTS
- ------                                 --------

All Authorized Hillshire Farm & Kahn's Branded Products

CUSTOMERS
- ---------

ELLSWORTH AFB
PETERSON AFB
USAF ACADEMY
BUCKLEY
FT. CARSON
F.E. WARREN A.F.B.

                                                                    Exhibit B

                 FOOD AND DRUG ACT WARRANTY AND INDEMNIFICATION

In consideration of the purchases from Sara Lee Foods - U.S., a division of Sara Lee Corporation ("Seller"), by Military Resale Group, Inc. ("Distributor"), Seller hereby represents, warrants and guarantees that all food products and all food packaging and labeling materials (collectively, the "Products") sold to, constituting or being a part of any shipment or other delivery now or hereafter made by Seller to or on the order of Distributor shall, at the time of such shipment or delivery: (i) be manufactured in accordance with good manufacturing practices and any specifications for the Products provided by Distributor to Seller; (ii.) not be adulterated or misbranded within the meaning of the Federal Food, fling and Cosmetic Act (the "Act"), as amended and including its food and color additive amendments, or within the meaning of any applicable state or local law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of such shipment or delivery; (iii) not be articles which may not, under the provisions of Section 404 or 505 of the Act, be introduced into interstate commerce; and (iv) not be in violation of the requirements imposed ~ Seller by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("California Proposition 65") and any other state or local laws imposing requirements on Seller which are substantially the same as California Proposition 65.

Seller hereby agrees to indemnify, defend and hold Distributor. its directors, officers, employees and agents. harmless from and against any and all actions, claims, proceedings, suits, fines, penalties, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and disbursements) (collectively, the "Damages"). paid or incurred by Distributor or such persons, arising out of or incidental to the use and/or consumption of the Products by Distributor or Distributor's customers, including, but not limited to. bodily injury to any person (including death) and property damage, provided, however, that such Damages result from or are caused by the breach by Seller of the foregoing warranties. Seller shall not be liable to Distributor under this indemnification for any Damages to the extent that such Damages result from or are caused by (i) the negligence of Distributor, its employees, agents or any third party, including, but not limited to, the improper handling, storage, preparation or distribution of the Products, (ii) any further processing, repackaging or relabeling of the Products performed by Distributor, its employees, agents or any third party, under conditions or in packaging or labeling not furnished or approved by Seller which are riot in conformity with the requirements of the Act, or (iii) the use by Seller in connection with the manufacture of the Products of any label designed and/or provided by Distributor which is not in conformity with the requirements of the Act. In addition, Seller shall not be liable to Distributor for any damages under this indemnification to the extent that (i) Distributor fails to notify Seller of any action, claim, proceeding or suit which is or could be covered by this indemnification promptly after Distributor receives notice thereof., such that Seller's defense thereof is prejudiced thereby, or (ii) Distributor fails to cooperate with Seller in the investigation and defense of any such action, claim, proceeding or suit.

This guaranty replaces any guaranty previously provided by Seller to Distributor and shall continue in effect and be binding upon Seller with respect to all Products shipped or delivered by Seller to Distributor prior the receipt by Distributor of written notice of revocation thereof.


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                                                                       Exhibit C

                                  DRAYAGE FEES


[*] CENTS PER POUND




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